   As filed with the Securities and Exchange Commission on January 30, 1998
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  __________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  __________

                       CAPITAL ONE FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)
                                  __________

          DELAWARE                                  54-171854
  (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)               Identification No.)

                                  __________

                     2980 FAIRVIEW PARK DRIVE, SUITE 1300
                         FALLS CHURCH, VIRGINIA  22042
                       (Address, including zip code, of
                   Registrant's principal executive offices)
                                  __________

                       CAPITAL ONE FINANCIAL CORPORATION
                            ASSOCIATE SAVINGS PLAN
                           (Full title of the plan)
                                   __________

                          JOHN G. FINNERAN, JR., ESQ.
                    SENIOR VICE PRESIDENT, GENERAL COUNSEL
                            AND CORPORATE SECRETARY
                     2980 FAIRVIEW PARK DRIVE, SUITE 1300
                         FALLS CHURCH, VIRGINIA  22042
                                (703) 205-1030
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                  __________


                        CALCULATION OF REGISTRATION FEE

================================================================================================================
 Title of Security                          Amount to be     Proposed Maximum   Proposed Maximum     Amount of
 to be Registered                            Registered       Offering Price       Aggregate        Registration
                                                                Per Unit         Offering Price         Fee
----------------------------------------------------------------------------------------------------------------
Common Stock $.01 par value                 750,000 (1)(2)    $60.71875(3)      $45,539,062.50       $13,434.03
================================================================================================================

(1) Represents the maximum number of shares of Common Stock of Capital One Financial Corporation (the "Registrant") that may be offered and sold hereunder.
(2) Represents an estimate of the number of shares that will be purchased with aggregate employee contributions to be made to the plan during the four-year period from January 30, 1998 through December 31, 2001.
(3) Estimated solely for purposes of calculating the Registrant's fee. Based on the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on January 27, 1998.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described above.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, heretofore filed by Capital One Financial Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement, except as superseded or modified as described herein:

  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997.

  (c) The Registrant's Current Reports on Form 8-K, dated January 28, 1997,
      July 18, 1997, September 24, 1997, December 22, 1997 and January 15, 1998.

  (d) The descriptions of the Registrant's Common Stock which are contained in the registration statements on Form 8-A filed on August 24, 1994 and November 16, 1995 by the Registrant to register such securities under
      Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any such incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other incorporated document subsequently filed (or in this Registration Statement, with respect to an incorporated document filed prior to the filing hereof), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    John G. Finneran, Jr., general counsel of the Registrant, who has rendered the opinion attached hereto as Exhibit 5.1, owns approximately 627 shares of Common Stock acquired under Registrant's 1994 Associate Stock Purchase Plan, owns 1000 shares of Common Stock and holds options to purchase 191,298 shares of Common Stock issued under Registrant's 1994 Stock Incentive Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of such corporation if such person acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful, except that, in the case of any action or suit by or in the right of the corporation, no indemnification is permitted if the person shall be adjudged liable to the corporation other than indemnification for such expenses as a court shall determine such person is fairly and reasonably entitled to.

    Article XI of the Registrant's Restated Certificate of Incorporation and
Section 6.7 of the Registrant's By-laws provide, in general, for mandatory indemnification of directors and officers to the fullest extent permitted from time to time by the GCL or any other applicable law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the Registrant itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

    Under Article X of the Registrant's Restated Certificate of Incorporation, a director of the Registrant is not personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

    The Registrant also maintains a directors and officers insurance policy generally covering the activities for which such persons are entitled to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

      EXHIBIT
       NUMBER         DESCRIPTION                      REFERENCE
      -------         ------------                     ---------

        5.1           Opinion of Counsel               Filed herewith
       23.1           Consent of Counsel               Contained in Exhibit 5.1
       23.2           Consent of Independent Auditors  Filed herewith

ITEM 9.  UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (the "Securities Act").

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

THE REGISTRANT
--------------

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on January 30, 1998.


                         CAPITAL ONE FINANCIAL CORPORATION



                         By: /s/ John G. Finneran, Jr.
                            ------------------------------
                             John G. Finneran, Jr., Esquire
                             Corporate Secretary

    Each person whose signature appears below constitutes and appoints James M. Zinn and John G. Finneran, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, state securities law administrators, other governmental authorities, the National Association of Securities Dealers, Inc, and stock exchanges, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 30, 1998.

/s/ Richard D. Fairbank      Chairman of the Board, Chief Executive Officer,
---------------------------  and Director (Principal Executive Officer)
Richard D. Fairbank


                             President and Chief Operating Officer and Director
---------------------------
Nigel W. Morris

/s/ James M. Zinn            Senior Vice President (Principal Financial Officer
---------------------------  and Principal Accounting Officer)
James M. Zinn

/s/ William Ronald Dietz     Director
---------------------------
William Ronald Dietz

/s/ James A. Flick, Jr.      Director
---------------------------
James A. Flick, Jr.

                             Director
---------------------------
Patrick W. Gross

/s/ James V. Kimsey          Director
---------------------------
James V. Kimsey

/s/ Stanley I. Westreich     Director
---------------------------
Stanley I. Westreich


THE PLAN
--------

    Pursuant to the requirements of the Securities Act of 1933, the members of the plan Committee have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on January 30, 1998.


                         CAPITAL ONE FINANCIAL CORPORATION
                         ASSOCIATE SAVINGS PLAN


                         By: /s/ John G. Finneran, Jr.
                             ----------------------------------
                             John G. Finneran, Jr.
                             On behalf of the Benefits Committee

Exhibit Index

  Exhibit                                        Sequential
  Number            Description                  Page Number
  --------          -----------                  -----------

    5.1      Opinion of Counsel                       9
   23.2      Consent of Independent Auditors         10
